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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Carmike Cinemas, Inc. 2002 Stock Plan, of our report dated February 17, 2000, with respect to the consolidated financial statements of Carmike Cinemas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 28,2002

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